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                                                                   EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
H. F. Ahmanson & Company:

We consent to incorporation by reference in the Form S-4 Registration Statement (No. 333-21919) of H. F. Ahmanson & Company, of our report dated January 15, 1997, except as to Note 18 of Notes to the Consolidated Financial Statements, which is as of March 17, 1997, relating to the consolidated statements of financial condition as of December 31, 1996 and December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 report on Form 10-K of H. F. Ahmanson & Company, and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated January 15, 1997, except as to Note 18 of Notes to the Consolidated Financial Statements, which is as of March 17, 1997, contains an explanatory paragraph that states that as discussed in Note 1 of the Notes to the Consolidated Financial Statements, the Company changed its method of accounting for goodwill in 1995.

                                       KPMG Peat Marwick LLP

Los Angeles, California

May 12, 1997